EXHIBIT 23

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Pharmaceutical Formulation, Inc.
Edison, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 dated July 11, 1996 (Registration No. 333-09139) and dated December 23, 1999 (Registration No. 333-03503) of our report dated September 23, 2002, relating to the consolidated financial statements and schedule of Pharmaceutical Formulations, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 29, 2002.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Woodbridge, New Jersey
September 26, 2002